Exhibit 10.12

October 23, 2020

Howell Tractor and Equipment, LLC

3111 W.167th St.

Hazel Crest, IL 60429

Attention: Manager

Re: Registration of 650,000 shares of common stock of Alta Equipment Group Inc.

Ladies and Gentlemen:

Reference is made to that certain Asset Purchase Agreement (the “Agreement”), dated as of October 15, 2020, is by and among Alta Construction Equipment Illinois, LLC, a Michigan limited liability company (“Buyer”), Howell Tractor and Equipment, LLC, an Illinois limited liability company (“Seller”), Lanigan Holdings LLC, an Illinois limited liability company (“Lanigan Holdings”) and Lanigan Partners, Ltd., an Illinois limited partnership (“Lanigan Partners”). Capitalized terms used in this letter and not defined in this letter shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 7.02(r) of the Agreement, at the closing of the transactions contemplated by the Agreement the Share Consideration shall be registered for resale with the Securities and Exchange Commission (the “SEC”).

In furtherance of the obligation to register the Share Consideration for resale, the parties to this letter agreement have agreed as follows:

1.    Alta Equipment Group Inc., a Delaware corporation and the parent corporation of Buyer (“Parent”), shall prepare and file with the SEC a registration statement with respect to the Share Consideration and shall use its commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective the earlier of the date all of the Share Consideration has been sold or the date all of the Share Consideration is freely tradeable under Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) or any successor rule to Rule 144.

2.    Parent shall prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.

3.    Parent shall furnish to the selling securityholders named in the registration statement such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such holders may reasonably request in order to facilitate their disposition of their Share Consideration.

4.    Parent shall use its commercially reasonable efforts to cause all such Share Consideration covered by such registration statement to be listed on the New York Stock Exchange or any other exchange on which the Parent’s common stock is listed.

5.    Parent shall be responsible for all expenses (other than selling expenses incurred by a selling stockholder) incurred in connection with registrations, filings, or qualifications pursuant to this letter agreement, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company.

Please confirm your agreement to this letter agreement by signing below where indicated.

Very truly yours,

Alta Equipment Group Inc.

/s/ Anthony J. Colucci
Anthony J. Colucci,
Chief Financial Officer

Agreed and acknowledged by:

Howell Tractor and Equipment, LLC

/s/ Stephen J. Bayers
Stephen J. Bayers,
Manager

Lanigan Holdings LLC,

/s/ Stephen J. Bayers
Stephen J. Bayers,
Chief Financial Officer

Lanigan Partners, Ltd

/s/ Stephen J. Bayers
Stephen J. Bayers,
Chief Financial Officer

2